Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

Quest Software, Inc.,

Pursuant to its Offer To Purchase

Dated November 7, 2008

CUSIP No. 74834T103

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 9, 2008, UNLESS THE TENDER OFFER IS EXTENDED.

The Depositary for the tender offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By First-Class Mail:	By Hand, Registered, Certified or Express Mail or Overnight Courier:

Computershare Trust Company, N.A. Attention: Corporate Actions P.O. Box 859208 Braintree, Massachusetts 02185-9208	Computershare Trust Company, N.A. Attention: Corporate Actions 161 Bay State Drive Braintree, Massachusetts 02184

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Depositary.

The tender offer is not being made to (nor will tender of shares be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the tender offer would not be in compliance with the laws of such jurisdiction.

Please be sure to read this Letter of Transmittal and the accompanying Instructions carefully before you complete this Letter of Transmittal.

DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 3 AND 4)
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S))	CERTIFICATES TENDERED (ATTACH ADDITIONAL SIGNED LIST IF NECESSARY)
	CERTIFICATE NUMBER(S) or indicate Book shares	TOTAL NUMBER OF SHARES REPRESENTED BY CERTIFICATE(S)	NUMBER OF SHARES TENDERED(1,2)

TOTAL SHARES TENDERED
(1)	If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by such certificate will be deemed to have been tendered. See Instruction 4.

List above the certificate numbers and number of shares to which this Letter of Transmittal relates. If the space provided above is inadequate, list the certificate numbers tendered on a separately executed and signed list and attach the list to this Letter of Transmittal. The names and addresses of the holders should be printed exactly as they appear on the certificates representing the shares tendered hereby. The shares that the undersigned wishes to tender should be indicated in the appropriate boxes.

This Letter of Transmittal is to be used only if certificates for shares are to be forwarded herewith to the Depositary.

If you wish to tender shares in the tender offer, but you cannot deliver the certificates for the shares and all other required documents to the Depositary by the expiration date then you may tender your shares according to the guaranteed delivery procedure. See Instruction 2.

Your attention is directed in particular to the following:

1. If you want to retain your shares, you do not need to take any action.

2. If you want to participate in the tender offer and wish to maximize the chance of having Quest Software, Inc. accept for exchange all of the shares you are tendering hereby, you should check the box in the section entitled “Shares Tendered at Price Determined in the Tender Offer” in the section captioned “Price (in Dollars) Per Share at Which Shares are Being Tendered” below and complete the other portions of this Letter of Transmittal as appropriate.

3. If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “Shares Tendered at Price Determined by Shareholder” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” below and complete the other portions of this Letter of Transmittal as appropriate.

Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance may be directed to the Information Agent, whose address and telephone numbers appear at the end of this Letter of Transmittal. Requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Information Agent. See Instruction 13.

To Computershare Trust Company, N.A.:

The undersigned hereby tenders to Quest Software, Inc. the above-described shares of Quest Software, Inc. common stock, no par value, at the price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer to Purchase dated November 7, 2008, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the tender offer.

Subject to and effective on acceptance for payment of the shares tendered hereby in accordance with the terms and subject to the conditions of the tender offer (including, if the tender offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Quest Software, Inc. all right, title and interest in and to all shares tendered hereby and orders the registration of all such shares if tendered by book-entry transfer that are purchased pursuant to the tender offer to or upon the order of Quest Software, Inc. and hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of Quest Software, Inc.) with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a) deliver certificate(s) representing such shares on the records of the Depositary, together with all accompanying evidences of transfer and authenticity, to or upon the order of Quest Software, Inc. upon receipt by the Depositary, as the undersigned’s agent, of the aggregate purchase price with respect to such shares;

(b) present certificates for such shares for cancellation and transfer on Quest Software, Inc.’s books; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the tender offer.

The undersigned hereby covenants, represents and warrants to Quest Software, Inc. that:

(a) the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that when and to the extent Quest Software, Inc. accepts the shares for purchase, Quest Software, Inc. will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(b) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or Quest Software, Inc. to be necessary or desirable to complete the assignment, transfer and purchase of the shares tendered hereby; and

(c) the undersigned agrees to all of the terms of the tender offer.

The undersigned understands that tendering of shares under any one of the procedures described in this Letter of Transmittal will constitute a binding agreement between the undersigned and Quest Software, Inc. upon the terms and subject to the conditions of the tender offer.

The undersigned understands that Quest Software, Inc. will, on the terms and subject to the conditions of the tender offer, determine a single per share purchase price, not greater than $14.50 nor less than $12.50 per share, that it will pay for shares properly tendered and not property withdrawn prior to the expiration date of the tender offer, taking into account the number of shares so tendered and the prices specified by tendering shareholders. The undersigned understands that Quest Software, Inc. will select the lowest purchase price that will allow it to buy 9,656,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $14.50 nor less than $12.50 per share, in the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law. The undersigned understands that all shares properly tendered prior to the expiration date at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, on the terms and subject to the conditions of the tender offer, including its proration and conditional tender provisions, and that Quest Software, Inc. will return at its expense all other shares, including shares tendered at prices greater than the purchase price and not properly withdrawn prior to the expiration date and shares not purchased because of proration or conditional tenders.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Quest Software, Inc. may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered hereby. In such event, the undersigned understands that certificate(s) for any shares delivered herewith but not tendered or not purchased will be returned to the undersigned at the address indicated above.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered hereby. The certificate numbers, the number of shares represented by such certificates and the number of shares that the undersigned wishes to tender should be set forth in the appropriate boxes above. The price at which the shares are being tendered should be indicated in the appropriate box below.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s).

The undersigned understands that acceptance of shares by Quest Software, Inc. for payment will constitute a binding agreement between the undersigned and Quest Software, Inc. on the terms and subject to the conditions of the tender offer. The undersigned acknowledges that no interest will be paid on the purchase price for tendered shares.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

METHOD OF DELIVERY

☐	Check here if certificates for tendered shares are enclosed herewith.

☐	Check here if certificates for tendered shares are being delivered pursuant to Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name of Tendering Shareholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

LOST OR DESTROYED CERTIFICATE(S)

If any certificate representing shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing any lost or destroyed certificate have been followed. Shareholders are requested to contact the depositary immediately at 800-962-4284 in order to permit timely processing of this documentation. See Instruction 16.

ODD LOTS

(SEE INSTRUCTION 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the purchase price, as the same shall be determined by Quest Software, Inc. in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below); or

☐	at the price per share indicated under the caption “Shares Tendered at Price Determined by Shareholder” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” below in this Letter of Transmittal.

CONDITIONAL TENDER

(SEE INSTRUCTION 7)

A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless Quest Software, Inc. purchases the minimum number of shares indicated below in the tender offer, it will not purchase any of the shares tendered by such shareholder. It is the responsibility of the tendering shareholder to calculate that minimum number of shares that must be purchased if any are purchased, and Quest Software, Inc. urges shareholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is:
shares.

If, because of proration, the minimum number of shares designated will not be purchased, Quest Software, Inc. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below.

☐	the tendered shares represent all shares held by the undersigned.

PRICE (IN DOLLARS) PER SHARE

AT WHICH SHARES ARE BEING TENDERED

(SEE INSTRUCTION 5)

Check only the box under (1) or (2) below. If both boxes or if no box is checked, there is no valid tender of shares.

1.	Shares Tendered at Price Determined in the Tender Offer

☐	The undersigned wants to maximize the chance of having Quest Software, Inc. accept for purchase all of the shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, BY CHECKING THIS BOX INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Quest Software, Inc. in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $12.50 per share.

OR

2.	Shares Tendered at Price Determined by Shareholder

☐	By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Tender Offer”, the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by Quest Software, Inc. for the shares is less than the purchase price checked below. A shareholder who desires to tender shares at more than one purchase price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one purchase price.

☐	$12.50	☐	$12.75	☐	$13.00
☐	$13.25	☐	$13.50	☐	$13.75
☐	$14.00	☐	$14.25	☐	$14.50

SPECIAL PAYMENT INSTRUCTIONS

(SEE INSTRUCTIONS 1, 4, 8, 9 AND 11)

To be completed ONLY if the check for the purchase price is to be issued in the name of someone other than the undersigned.

Name:
(PLEASE PRINT)
Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(SEE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 1, 4, 8, 9 AND 11)

To be completed ONLY if the check for the purchase price is to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:
(PLEASE PRINT)
Address:

(INCLUDE ZIP CODE)

IMPORTANT

SHAREHOLDERS MUST SIGN HERE

AND

COMPLETE SUBSTITUTE FORM W-9,

FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person acting in a fiduciary or representative capacity, please state full title and see Instruction 8.)

X

X

SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

Dated:

Name(s):

(PLEASE PRINT)

Capacity (full title):

Address:

(INCLUDING ZIP CODE)

APPLY MEDALLION GUARANTEE STAMP BELOW

(See Instructions 1 and 8)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER

1. Guarantee of Signatures. No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder of the shares exactly as the name of the registered holder appears on the certificate(s) for the shares tendered with this Letter of Transmittal; or

(b) in the case of book-entry shares, on the records of the Depositary, and payment and delivery are to be made directly to such registered holder and such registered holder has not completed the box entitled “Special Payment Instructions”. Also, see Instruction 8.

2. Delivery of Letter of Transmittal. You must use this Letter of Transmittal to forward certificates for shares and to tender any/all shares held in book-entry form on the records of the Depositary (or if the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary). Certificates for all physically tendered shares along with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be delivered to the Depositary on or before the expiration date.

Guaranteed Delivery. If you cannot deliver your share certificates and all other required documents to the Depositary by the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your shares pursuant to the guaranteed delivery procedure outlined in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a) the tender must be made by or through an eligible guarantor institution;

(b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided to you by Quest Software, Inc. must be received by the Depositary by the expiration date, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, an Agent’s Message in the case of a book-entry transfer or a specific acknowledgment in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility and any other documents required by this Letter of Transmittal, must be received by the Depositary within three NASDAQ Stock Market trading days after the receipt by the Depositary of the Notice of Guaranteed Delivery.

The method of delivery of all documents, including certificates for shares, is at the option and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

Except as specifically permitted by Section 6 of the Offer to Purchase, Quest Software, Inc. will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional shares. By executing this Letter of Transmittal (or a facsimile of it), you waive any right to receive any notice of the acceptance for payment of the shares.

3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed list and attached to this Letter of Transmittal.

4. Partial Tenders. If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above, promptly after the expiration date. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered. In each case, shares will be returned or credited without expense to the shareholder.

5. Indication of Price at Which Shares are Being Tendered. In order to validly tender by this Letter of Transmittal, you must complete the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” by either (1) checking the box in the section captioned “Shares Tendered at Price Determined in the Tender Offer” or (2) checking one of the boxes in the section captioned “Shares Tendered at Price Determined by Shareholder” indicating the price per share at which you are tendering shares. Selecting option (1) could result in you receiving a price per share as low as $12.50. Selecting option (2) could result in none of the shares you tender being purchased if the purchase price for the shares turns out to be less than the price you selected.

You may only check one box. If you check more than one box or no boxes, then you will not be deemed to have validly tendered your shares. If you wish to tender a portion(s) of your shares at different prices, you must complete a separate Letter of Transmittal for each price at which you wish to tender each such portion of your shares. To obtain additional copies of this Letter of Transmittal, contact the Information Agent at the telephone number and address included on the back cover of this Letter of Transmittal. You cannot tender the same shares more than once, unless you previously tendered shares and validly withdrew those shares, as provided in Section 4 of the Offer to Purchase.

6. Odd Lots. As described in Section 1 of the Offer to Purchase, if Quest Software, Inc. purchases less than all shares tendered and not withdrawn before the expiration date, the shares purchased first will consist of all shares tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of those shares at or below the purchase price. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive the preferential treatment unless you complete the box captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

7. Conditional Tenders. As described in Section 1 and Section 6 of the Offer to Purchase, you may condition your tender on all or a minimum number of your tendered shares being purchased. To make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery and must indicate the minimum number of shares that must be purchased from you if any are to be purchased. Odd lot shares, which will not be subject to proration, cannot be conditionally tendered.

As discussed in Section 1 and Section 6 of the Offer to Purchase, proration may affect whether Quest Software, Inc. accepts conditional tenders and may result in shares tendered conditionally at or below the purchase price not being purchased if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares designated will not be purchased, Quest Software, Inc. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked the box to indicate that. Upon the selection by lot, if any, Quest Software, Inc. will limit the purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is checked and appropriately completed. Quest Software, Inc. urges each shareholder to consult his or her own tax advisor when deciding whether to tender shares conditionally.

8. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) If the shares tendered hereby are registered in the names of two or more joint holders, each such holder must sign this Letter of Transmittal.

(c) If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d) When this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsement (s) of certificate(s) representing such shares or separate stock power(s) are required unless payment is to be made or the certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered holder(s) thereof. Signature(s) on such certificate(s) must be guaranteed by an eligible guarantor institution.

(e) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered holder(s) thereof, such certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or stock power(s) must be guaranteed by an eligible guarantor institution. See Instruction 1.

(f) If this Letter of Transmittal or any certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing this Letter of Transmittal and must submit proper evidence satisfactory to Quest Software, Inc. of such person’s authority so to act.

9. Stock Transfer Taxes. Except as provided in this Instruction 9, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal. Quest Software, Inc. will pay any stock transfer taxes payable on the transfer to it of shares purchased in the tender offer. If, however, either:

(a) payment of the purchase price for shares tendered hereby and accepted for purchase is to be made to any person other than the registered holder(s); or

(b) shares not tendered or not accepted for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s); or

(c) certificate(s) representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal;

then the Depositary will deduct from such purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise) payable on account of the transfer to such person, unless satisfactory evidence of the payment of such taxes or any exemption from them is submitted.

10. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the federal income tax classification of any gain or loss on the shares purchased.

11. Special Payment. If certificate(s) for shares not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal, signatures must be guaranteed as described in Instructions 1 and 8.

12. Irregularities. All questions as to the number of shares to be accepted, the price to be paid therefor and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by Quest Software, Inc. in its sole discretion, which determination shall be final and binding on all parties. Quest Software, Inc. reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Quest Software, Inc.’s counsel, be unlawful. Quest Software, Inc. also reserves the absolute right to waive any of the conditions of the tender offer, which waiver will apply to all properly tendered shares. Quest Software, Inc. also reserves the right to waive any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, and Quest Software, Inc.’s interpretation of the terms of the tender offer, including these Instructions, will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured by the tendering shareholder or waived by Quest Software, Inc. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Quest Software, Inc. shall determine. None of Quest Software, Inc., the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

13. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance should be directed to the Information Agent at the telephone numbers and address set forth on the back cover of this Letter of Transmittal. Additional copies of the Offer to Purchase, this Letter of Transmittal and other related materials may be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

14. Substitute Form W-9 and Form W-8BEN. Under the United States federal income tax laws, the Depositary will be required to withhold 28% of the amount of the purchase price paid to certain shareholders (who are not “exempt” recipients) pursuant to the tender offer. To avoid such backup withholding, each such United States Holder must provide the Depositary with such shareholder’s taxpayer identification number and certify that such shareholder is not subject to backup withholding by completing the Substitute Form W-9 included as a part of this Letter of Transmittal, or otherwise establish to the satisfaction of the Depositary that such shareholder is not subject to backup withholding. See Instruction 15. Certain “exempt recipients” (including, among others, all corporations and certain Non-United States Holders (as defined below)) are not subject to these backup withholding requirements. For a Non-United States Holder to qualify as an exempt recipient, that shareholder must submit an IRS Form W-8BEN (or other applicable IRS Form), signed under penalties of perjury, attesting to that shareholder’s exempt status. Such statement can be obtained from the Depositary.

15. Withholding on Non-United States Holder. Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the “deemed dividend” payable to a Non-United States Holder or his agent unless the Depositary determines that a reduced rate of withholding is available under a tax treaty or that an exemption from withholding is applicable because such payments are effectively connected with the conduct of a trade or business within the United States. In general, a “Non-United States Holder” is any shareholder that for United States federal income tax purposes is not (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any State or the District of Columbia, (ii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. The “deemed dividend” payable to a Non-United States Holder will be deemed to be the gross payments payable to such Non-United States Holder unless Quest Software, Inc. has determined prior to the time of the payment that a lesser amount should be subject to withholding pursuant to applicable United States Treasury Regulations.

In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN (or a successor form). In order to obtain an exemption from withholding on the grounds that the gross proceeds received in the tender offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI (or a successor form). The Depositary will determine a shareholder’s withholding status based on such forms or other statements, unless facts and circumstances indicate that such reliance is not warranted. A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be required to file a United States federal income tax return and will be subject to United States federal income tax on income derived from the sale of shares pursuant to the tender offer in the manner and to the extent described herein as if it were a United States Holder (and for certain corporate holders and under certain circumstances, the branch profits tax). Payments to a foreign partnership generally are subject to withholding unless the partnership delivers to the Depositary before the payment a properly executed IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners. A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-United States Holder meets the tests described in Section 13 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.

Withholding is not required on a payment to a domestic partnership with foreign partners, provided the withholding agent can reliably associate the payment with a Form W-9 from the partnership. However, domestic partnerships generally will be required to withhold tax in the manner described above on distributions to their foreign partners, to the extent the distribution includes a foreign partner’s allocable shares of the payment to the partnership pursuant to the tender offer, unless a reduced rate is available under a treaty or an exemption applies.

Non-United States Holders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

16. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated, you should promptly call the Depositary at (800) 962-4284 regarding the requirements for replacement of the certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to contact the Depositary immediately to ensure timely processing of documentation.

IMPORTANT:

THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED PRIOR TO 5:00 PM, NEW YORK CITY TIME, ON DECEMBER 9, 2008. SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED SUBSTITUTE FORM W-9, OR ANOTHER APPROPRIATE IRS FORM, WITH THIS LETTER OF TRANSMITTAL.

IMPORTANT TAX INFORMATION

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a shareholder for shares purchased in the tender offer, the shareholder is required to notify the Depositary of the shareholder’s correct taxpayer identification (“TIN”) number by completing the form contained in this Letter of Transmittal certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that the shareholder is awaiting a taxpayer identification number).

What Number to Give the Depositary

The shareholder is required to give the Depositary the social security number or employer identification number of the record owner of the shares. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

PAYOR’S NAME:

COMPUTERSHARE TRUST COMPANY, N.A.

SUBSTITUTE FORM W-9	Part I – PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employee Identification Number

Department of the Treasury Internal Revenue Service	Name:

Payor’s Request For Taxpayer Identification Number (“TIN”)	Business Name	For Payees exempt from back-up withholding, check the Exempt box below.

Please check appropriate box
	☐ Individual/Sole Proprietor	☐ Exempt
☐ Corporation
☐ Partnership ☐ Other

Address

City, State, Zip Code

Part 2 – Certification	Part 3 – AWAITING TIN ☐
Under penalties of perjury, I certify that:	Please complete the Certificate of Awaiting Taxpayer Identification Number below.
(1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions – You must cross out item (2) of Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of a failure to report all interest and dividends on your tax return. However, if after you were subject to backup withholding, you received another notification that you are no longer subject to backup withholding, do not cross out item (2). (Also see enclosed guidelines.)

Signature:	Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 WILL SUBJECT THE RECIPIENT TO THE APPLICABLE FEDERAL INCOME TAX WITHHOLDING FROM ANY CASH PAYMENT MADE TO THEM PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED PART 3 OF THE SUBSTITUTE FORM W-9 AND ARE AWAITING YOUR TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all payments to be made to me thereafter will be withheld until I provide a number.

Signature:	Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

	For this type of account:	Give the name and SOCIAL SECURITY NUMBER of:
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee (1) The actual owner (1)
5.	Sole proprietorship or single-owner LLC	The owner (3)

	For this type of account:	Give the name and EMPLOYER IDENTIFICATION NUMBER of:
6.	Sole proprietorship or single-owner LLC	The owner (3)
7.	A valid trust, estate, or pension trust	The legal entity (4)
8.	Corporation or LLC electing corporate status on IRS Form 8832	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Owner must show his individual name or business name, as the case may be, but may also enter his business or “DBA” name. Owner may use either owner’s social security number or owner’s employer identification number.

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Resident alien individuals:

If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number (“ITIN”) as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see “Obtaining a Number” below.

Name:

If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

Obtaining a Number:

If you do not have a taxpayer identification number, obtain IRS Form SS-5, Application for a Social Security Card (for individuals), or IRS Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the IRS and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain IRS Form W-7, Application for IRS Individual Taxpayer Identification Number, from the IRS.

Payees and Payments Exempt from Backup Withholding:

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. For barter exchange transactions and patronage dividends, payees listed in (1) through (5) are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). Unless otherwise indicated, all “section” references are to sections of the Internal Revenue Code of 1986, as amended (the “Code”).

(1)	An organization exempt from tax under section 50I(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(0(2).

(2)	The United States or any of its agencies or instrumentalities.

(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)	An international organization or any of its agencies or instrumentalities.

(6)	A corporation.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payor.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Payments of mortgage or student loan interest to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR; FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER; INDICATE THAT YOU ARE EXEMPT ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR FORM).

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 604IA, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the Treasury regulations promulgated thereunder.

Privacy Act Notice - Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold tax from payments of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. The current rate of such withholding tax is 28%. Certain penalties may also apply.

Penalties

(1) Penalty for failure to furnish taxpayer identification number - If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for false information with respect to withholding - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for falsifying information - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE INTERNAL REVENUE SERVICE.

MANUALLY SIGNED FACSIMILE COPIES OF THE LETTER OF TRANSMITTAL WILL BE ACCEPTED. THE LETTER OF TRANSMITTAL, CERTIFICATES FOR SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT OR DELIVERED BY EACH SHAREHOLDER OF QUEST SOFTWARE, INC. OR SUCH SHAREHOLDER’S BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO THE DEPOSITARY AT ONE OF ITS ADDRESSES SET FORTH ON THE COVER PAGE OF THIS LETTER OF TRANSMITTAL.

Questions and requests for assistance should be directed to the Information Agent at the telephone numbers and address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and other related materials may be requested from the Information Agent, and will be furnished promptly at Quest Software, Inc.’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.

The Information Agent for the Tender Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (call collect)

E-mail: tenderoffer@mackenziepartners.com

or

Call Toll Free (800) 322-2885